Exhibit 10.12

FIRST AMENDMENT TO SINGLE-TENANT TRIPLE NET LEASE

This FIRST AMENDMENT TO SINGLE-TENANT TRIPLE NET LEASE (the “First Amendment”) is made as of _11/15/2021_, by and between CRISP PARTNERS LLC, a Delaware limited liability company (“Landlord”) and PRELUDE THERAPEUTICS INCORPORATED, a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Single-Tenant Triple Net Lease dated September 13, 2021 (the “Lease”), pursuant to which Tenant is currently in possession of certain premises known as Building 709, consisting of approximately 80,874 rentable square feet of space being further described or depicted in the Lease (the “Premises”), located at Chestnut Run Plaza, 984 Centre Road, Wilmington, Delaware (the “Building”);

WHEREAS, Landlord and Tenant both agree to amend the Lease; and

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.

Contingency Date.  The Contingency Date as defined in Section 26.21 (“Contingency”) of the Lease is hereby deleted in its entirety and amended to be on or before November 30, 2021 (the “Contingency Date”).  All other terms and conditions outlined in Section 26.21 of the Lease shall remain in full force and effect.

2.	Brownfields Development Agreement.
a.

Pursuant to the Delaware Hazardous Substance Cleanup Act (“HSCA”), the Building and certain other real property at 984 Centre Road, Wilmington, Delaware, is subject to a Brownfields Development Agreement (“BDA”) as defined in 7 Del.  C.  § 9123 (2), and is a certified brownfield, as defined in 7 Del.  C.  § 9123 (3) (“Certified Brownfield”).  Landlord has entered into a BDA with DNREC, a copy of which is attached as Exhibit A.  The BDA requires Landlord to take certain measures to conduct a Brownfield Investigation and to implement any Remedial Action Work Plan and Final Plan of Remedial Action, as defined in the BDA, and as issued, approved, modified, or amended by DNREC.

b.

In accordance with the BDA part VIII, sections 49–51, on the Effective Date, Landlord, and any assignee, successor-in-interest, lessee or sub-lessee of the Certified Brownfield, or any portion thereof, including Tenant, grants DNREC an irrevocable right of access to the Certified Brownfield at all reasonable times to any area to which access is required for investigation of contamination, and or the implementation of remedies at the Certified Brownfield.  Any lease, sublease, assignment or transfer of the Certified Brownfield or any interest in the Certified Brownfield, shall be in compliance with the provisions of the BDA and grant DNREC with an irrevocable right of access to the Certified Brownfield.

3.

Effect of Amendment.  Except as modified by this First Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The term “Lease” and all references thereto as used in the Lease and this First Amendment shall mean and refer to the Lease as amended by this First Amendment.  The covenants, agreements, terms, provisions and conditions contained in this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.  In the event of any conflict between the terms contained in this First Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

4.

Miscellaneous.  The submission of this First Amendment for examination does not constitute an offer, and this First Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant.  The foregoing Background paragraphs are incorporated into this First Amendment by this reference thereto with the same force and effect as if stated in full herein.  The captions of the paragraphs and subparagraphs in this First Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  This First Amendment may be executed by the parties in any number of counterparts, each of which shall be deemed to constitute an original and all of which, when taken together, shall constitute one and the same instrument.  For purposes of this First Amendment, facsimile and electronic signatures shall be deemed to constitute originals.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this First Amendment as of the date and year first above written.

AS TO LANDLORD:AS TO TENANT:

CRISP PARTNERS LLCPRELUDE THERAPEUTICS INCORPORATED

BY: /s/ Lawrence J. StuardiBY: /s/ Krishna Vaddi

Lawrence J. Stuardi, MemberKrishna Vaddi, Chief Executive Officer

2